UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation		000-51401	36-6001019
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street, Suite 501S			60607
Chicago,	IL		(Zip Code)
(Address of principal executive offices)

(312) 565-5700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2021 the Board of Directors (“Board”) of the Federal Home Loan Bank of Chicago (the “Bank”) appointed Andrea L. Zopp to fill a vacant directorship on the Board, effective as of June 1, 2021, as a result of a previously disclosed departure. Ms. Zopp will serve as a public interest independent director and will complete an existing term which expires December 31, 2024. Ms. Zopp will serve on the following Board committees of the Bank: Operations & Technology and Public Policy.

Ms. Zopp is the Managing Partner of Cleveland Avenue in Chicago, Illinois.

The Bank will compensate Ms. Zopp in accordance with the Bank’s 2021 Board Compensation Policy, which was filed as Exhibit 10.16 to the Bank’s 2020 Annual Report on Form 10-K (“2020 10-K”). The Bank has not engaged in any transactions with Ms. Zopp nor any member of her immediate family that require disclosure under applicable rules and regulations.

Ms. Zopp’s appointment took place in accordance with the rules governing the election of Bank directors and appointment of director vacancies, as specified in the Federal Home Loan Bank Act of 1932, as amended, and the related regulations of the Federal Housing Finance Agency. For more information on the required qualifications for independent directors, see “Nomination of Independent Directors” on page 89 in the Bank’s 2020 10-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN BANK OF CHICAGO

Date: May 26, 2021	By: /s/ Laura M. Turnquest
Laura M. Turnquest Executive Vice President, General Counsel & Corporate Secretary